Exhibit 99.1

Boeing Reports First Quarter Results
First Quarter 2026
•Revenue increased to $22.2 billion primarily reflecting 143 commercial deliveries
•GAAP loss per share of ($0.11) and core loss per share (non-GAAP)* of ($0.20)
•Operating cash flow of ($0.2) billion and free cash flow (non-GAAP)* of ($1.5) billion
•Total company backlog grew to a record $695 billion, including over 6,100 commercial airplanes

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2026	2025	Change

Revenues	$22,217	$19,496	14%

GAAP
Earnings from operations	$448	$461	(3)%
Operating margins	2.0%	2.4%	(0.4) Pts
Net loss	($7)	($31)	NM
Diluted loss per share	($0.11)	($0.16)	NM
Operating cash flow	($179)	($1,616)	NM

Non-GAAP*
Core operating earnings	$293	$199	47%
Core operating margins	1.3%	1.0%	0.3 Pts
Core loss per share	($0.20)	($0.49)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., April 22, 2026 – The Boeing Company [NYSE: BA] recorded first quarter revenue of $22.2 billion, GAAP loss per share of ($0.11) and core loss per share (non-GAAP)* of ($0.20). The company reported operating cash flow of ($0.2) billion and free cash flow (non-GAAP)* of ($1.5) billion. Results primarily reflect higher commercial delivery volume, improved operational performance, and favorable order timing. Total company backlog grew to a record $695 billion with all three segments remaining at record levels.
"We're building on our momentum with a strong start to the year and growing record-breaking backlog across our business, while supporting our customers with inspiring missions like Artemis II," said Kelly Ortberg, Boeing president and chief executive officer. "With a continued focus on safety and quality, we're delivering high-quality commercial and defense products and services, while increasing production to uphold our customer commitments and get back to the iconic global aerospace company that leads our industry."

Table 2. Cash Flow	First Quarter
(Millions)	2026	2025
Operating cash flow	($179)	($1,616)
Less additions to property, plant & equipment	($1,275)	($674)
Free cash flow*	($1,454)	($2,290)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($0.2) billion in the quarter reflecting higher commercial deliveries. Additions to property, plant and equipment primarily reflects higher investments in Charleston and Saint Louis sites.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	1Q 2026	4Q 2025
Cash and investments in marketable securities[1]	$20.9	$29.4
Consolidated debt	$47.2	$54.1
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $20.9 billion, compared to $29.4 billion at the beginning of the quarter, reflecting debt repayments and free cash flow usage in the quarter. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2026	2025	Change

Deliveries	143	130	10%

Revenues	$9,203	$8,147	13%
Loss from operations	($563)	($537)	NM
Operating margins	(6.1)%	(6.6)%	NM
Commercial Airplanes first quarter revenue of $9.2 billion and operating margin of (6.1) percent primarily reflect higher deliveries.
The 737 program continues to produce at a 42 per month rate. In the quarter, 737-10 began the Type Inspection Authorization 2 and made progress on this final phase of certification flight testing. We expect certification of the 737-7 and 737-10 in 2026 and the company anticipates first delivery in 2027. The 787 program continued stabilizing production at eight per month. We also received FAA certification on the 787-9 and 787-10 for an increased maximum takeoff weight, an important capability that drives value for our customers. In the quarter, the 777X program continued to make progress on 777-9 certification including FAA approval to begin the Type Inspection Authorization 4a phase of certification flight testing. The company anticipates first delivery in 2027.
Commercial Airplanes booked 140 net orders in the quarter, including 25 737-10 and 25 737-8 airplanes for Aviation Capital Group, 30 787-10 airplanes for Delta Air Lines and 20 737-8 airplanes for Air India. Commercial Airplanes delivered 143 airplanes and backlog included over 6,100 airplanes valued at a record $576 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2026	2025	Change

Revenues	$7,599	$6,298	21%
Earnings from operations	$233	$155	50%
Operating margins	3.1%	2.5%	0.6 Pts
Defense, Space & Security first quarter revenue of $7.6 billion and operating margin of 3.1 percent reflect higher volume and stabilizing operational performance.
During the quarter, Defense, Space & Security signed a seven-year framework agreement to expand PAC-3 Seeker production and announced a strategic partnership with Rheinmetall to offer the MQ-28 Ghost Bat to Germany. In April, Artemis II successfully completed its mission to the moon propelled by the Boeing-built Space Launch System core stage rocket. Backlog at Defense, Space & Security grew to a record $86 billion, with 27 percent representing orders from customers outside the U.S.

Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2026	2025	Change

Revenues	$5,370	$5,063	6%
Earnings from operations	$971	$943	3%
Operating margins	18.1%	18.6%	(0.5) Pts
Global Services first quarter revenue was $5.4 billion on higher government volume. Operating margin of 18.1 percent reflects the impact of the Digital Aviation Solutions divestiture.
During the quarter, Global Services secured the largest-ever Landing Gear Exchange Program agreement with Singapore Airlines Group and received initial FAA and EASA qualification for 777-9 training devices. Global Services ended the quarter with record backlog of $33 billion.
Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2026	2025
Revenues
Unallocated items, eliminations and other	$45	($12)
Earnings/(loss) from operations
Unallocated items, eliminations and other	($348)	($362)
FAS/CAS service cost adjustment	$155	$262
Other income, net	$194	$323
Interest and debt expense	($616)	($708)
Income Tax Expense	($33)	($107)
    Unallocated items, eliminations and other primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margins and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margins is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margins and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, industry projections and outlooks, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes and geopolitical developments; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers, including tariffs, trade restrictions and government actions; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our acquisition of Spirit AeroSystems Holdings, Inc.; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) management of a complex, global IT infrastructure; (16) compromised or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and our ability to effectively manage our liquidity; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; (24) the dilutive effect of future issuances of our common stock; and (25) the preferential treatment of our 6.00% mandatory convertible preferred stock.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
# # #
Contact:

Investor Relations:	Eric Hill or Mike Harris BoeingInvestorRelations@boeing.com
Communications:	Wilson Chow media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Three months ended March 31
(Dollars in millions, except per share data)	2026	2025
Sales of products	$18,998	$16,147
Sales of services	3,219	3,349
Total revenues	22,217	19,496

Cost of products	(17,031)	(14,379)
Cost of services	(2,640)	(2,700)
Total costs and expenses	(19,671)	(17,079)
	2,546	2,417
Loss/income from operating investments, net	(10)	3
General and administrative expense	(1,197)	(1,112)
Research and development expense, net	(903)	(844)
Gain/(loss) on dispositions, net	12	(3)
Earnings from operations	448	461
Other income, net	194	323
Interest and debt expense	(616)	(708)
Earnings before income taxes	26	76
Income tax expense	(33)	(107)
Net loss	(7)	(31)
Less: net (loss)/earnings attributable to noncontrolling interest	(3)	6
Net loss attributable to Boeing shareholders	(4)	(37)
Less: Mandatory convertible preferred stock dividends accumulated during the period	86	86
Net loss attributable to Boeing common shareholders	($90)	($123)
Basic loss per share	($0.11)	($0.16)
Diluted loss per share	($0.11)	($0.16)

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2026	December 31 2025
Assets
Cash and cash equivalents	$9,441	$10,921
Short-term and other investments	11,464	18,479
Accounts receivable, net	3,485	2,921
Unbilled receivables, net	9,793	9,158
Inventories	87,225	84,679
Other current assets, net	2,733	2,301
Total current assets	124,141	128,459
Financing receivables and operating lease equipment, net	389	241
Property, plant and equipment, net of accumulated depreciation of $23,961 and $23,613	15,763	15,361
Goodwill	17,633	17,275
Acquired intangible assets, net	1,517	1,567
Deferred income taxes	136	107
Investments	1,048	1,048
Other assets, net of accumulated amortization of $1,076 and $1,014	4,160	4,177
Total assets	$164,787	$168,235
Liabilities and equity
Accounts payable	$13,713	$13,109
Accrued liabilities	26,388	27,141
Advances and progress billings	62,591	59,404
Short-term debt and current portion of long-term debt	2,855	8,461
Total current liabilities	105,547	108,115
Deferred income taxes	237	216
Accrued retiree health care	2,059	2,091
Accrued pension plan liability, net	4,198	4,287
Other long-term liabilities	2,405	2,432
Long-term debt	44,354	45,637
Total liabilities	158,800	162,778
Shareholders’ equity:
Mandatory convertible preferred stock, 6.00% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	21,671	21,441
Treasury stock, at cost - 224,344,344 and 227,562,887 shares	(27,647)	(28,029)
Retained earnings	17,162	17,252
Accumulated other comprehensive loss	(10,266)	(10,277)
Total shareholders' equity	5,987	5,454
Noncontrolling interests		3
Total equity	5,987	5,457
Total liabilities and equity	$164,787	$168,235

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31
(Dollars in millions)	2026	2025
Cash flows – operating activities:
Net loss	($7)	($31)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items –
Share-based plans expense	161	135
Treasury shares issued for 401(k) contributions	466	418
Depreciation and amortization	573	466
Investment/asset impairment charges, net	9	7
(Gain)/loss on dispositions, net	(12)	3
Other charges and credits, net	45	99
Changes in assets and liabilities –
Accounts receivable	(509)	(570)
Unbilled receivables	(635)	(671)
Advances and progress billings	3,181	781
Inventories	(2,634)	(1,521)
Other current assets	(418)	(29)
Accounts payable	1,073	(95)
Accrued liabilities	(1,260)	(386)
Income taxes receivable, payable and deferred	(16)	26
Other long-term liabilities	(49)	(151)
Pension and other postretirement plans	(22)	(150)
Financing receivables and operating lease equipment, net	(156)	12
Other	31	41
Net cash used by operating activities	(179)	(1,616)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(1,275)	(674)
Proceeds from disposals of property, plant and equipment	2	3
Contributions to investments	(9,265)	(8,797)
Proceeds from investments	16,256	7,750
Supplier notes receivable	(3)
Other	(4)	1
Net cash provided/(used) by investing activities	5,711	(1,717)
Cash flows – financing activities:
New borrowings	24	29
Debt repayments	(6,950)	(295)
Employee taxes on certain share-based payment arrangements	(31)	(14)
Dividends paid on mandatory convertible preferred stock	(86)	(72)
Other	15	14
Net cash used by financing activities	(7,028)	(338)
Effect of exchange rate changes on cash and cash equivalents	1	12
Net decrease in cash & cash equivalents, including restricted	(1,495)	(3,659)
Cash & cash equivalents, including restricted, at beginning of year	11,663	13,822
Cash & cash equivalents, including restricted, at end of period	10,168	10,163
Less restricted cash & cash equivalents, included in Investments	727	21
Cash & cash equivalents at end of period	$9,441	$10,142

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2026	2025
Revenues:
Commercial Airplanes	$9,203	$8,147
Defense, Space & Security	7,599	6,298
Global Services	5,370	5,063
Unallocated items, eliminations and other	45	(12)
Total revenues	$22,217	$19,496
Earnings from operations:
Commercial Airplanes	($563)	($537)
Defense, Space & Security	233	155
Global Services	971	943
Segment operating earnings	641	561
Unallocated items, eliminations and other	(348)	(362)
FAS/CAS service cost adjustment	155	262
Earnings from operations	448	461
Other income, net	194	323
Interest and debt expense	(616)	(708)
Earnings before income taxes	26	76
Income tax expense	(33)	(107)
Net loss	(7)	(31)
Less: Net (loss)/earnings attributable to noncontrolling interest	(3)	6
Net loss attributable to Boeing shareholders	(4)	(37)
Less: Mandatory convertible preferred stock dividends accumulated during the period	86	86
Net loss attributable to Boeing common shareholders	($90)	($123)

Research and development expense, net:
Commercial Airplanes	$603	$534
Defense, Space & Security	174	199
Global Services	22	29
Other	104	82
Total research and development expense, net	$903	$844

Unallocated items, eliminations and other:
Share-based plans	($55)	($30)
Deferred compensation	17	5
Amortization of previously capitalized interest	(22)	(21)
Research and development expense, net	(104)	(82)
Eliminations and other unallocated items	(184)	(234)
Sub-total (included in Core operating earnings)	(348)	(362)
Pension FAS/CAS service cost adjustment	93	193
Postretirement FAS/CAS service cost adjustment	62	69
FAS/CAS service cost adjustment	$155	$262
Total	($193)	($100)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2026	2025
737	114	105
767	6	5
777	8	7
787	15	13
Total	143	130

Defense, Space & Security
AH-64 Apache (New)	2	4
AH-64 Apache (Remanufactured)	15	11
CH-47 Chinook (New)	1	1
CH-47 Chinook (Renewed)	1	2
F-15 Models	1	1
F/A-18 Models	2	5
KC-46 Tanker	4	—
MH-139	2	1
P-8 Models	1	1
Commercial Satellites	1	—
Total[1]	30	26
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	March 31 2026	December 31 2025
Commercial Airplanes	$575,583	$567,290
Defense, Space & Security	85,821	84,786
Global Services	32,957	29,720
Unallocated items, eliminations and other	348	411
Total backlog	$694,709	$682,207

Contractual backlog	$652,671	$639,721
Unobligated backlog	42,038	42,486
Total backlog	$694,709	$682,207

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter 2026		First Quarter 2025
	$ millions	Per Share	$ millions	Per Share
Revenues	$22,217		$19,496
Earnings from operations (GAAP)	448		461
Operating margins (GAAP)	2.0%		2.4%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(93)		(193)
Postretirement FAS/CAS service cost adjustment	(62)		(69)
FAS/CAS service cost adjustment	(155)		(262)
Core operating earnings (non-GAAP)	$293		$199
Core operating margins (non-GAAP)	1.3%		1.0%

Diluted loss per share (GAAP)		($0.11)		($0.16)
Pension FAS/CAS service cost adjustment	($93)	($0.12)	($193)	($0.26)
Postretirement FAS/CAS service cost adjustment	(62)	(0.08)	(69)	(0.09)
Non-operating pension income	74	0.10	(43)	(0.06)
Non-operating postretirement income	(9)	(0.01)	(5)	(0.01)
Provision for deferred income taxes on adjustments [1]	19	0.02	65	0.09
Subtotal of adjustments	($71)	($0.09)	($245)	($0.33)
Core loss per share (non-GAAP)		($0.20)		($0.49)

Diluted weighted average common shares outstanding (in millions)		788.0		753.4
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.